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                                                                      Exhibit 21

                        Subsidiaries of the Registrant

Name of Subsidiary                          State of Incorporation              Names under which
                                                                                Subsidiary Does Business
-----------------------                     ------------------------            ------------------------
Educational Industrial Sales                California                          EIS, Inc.
Incorporated

B. Higginbotham Enterprises,                Texas                               Higginbotham Audio/Visual
Inc.                                                                            Solutions

Alford Media  Sales, Inc.                   Texas
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